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EXHIBIT 10.2

                       ASSIGNMENT AND ACCEPTANCE AGREEMENT

         This Assignment and Acceptance Agreement (this "Assignment Agreement") between THE BANK OF NEW YORK ("Assignor") and KEYBANK NATIONAL ASSOCIATION ("Assignee") is dated as of January 24, 2000. The parties hereto agree as follows:

         1. PRELIMINARY STATEMENT. Assignor is a party to a Credit Agreement, dated as of January 26, 1999 (which, as the same may from time to time be amended, restated or otherwise modified is herein called the "Credit Agreement"), among STERIS CORPORATION, an Ohio corporation ("Borrower"), the banking institutions named on SCHEDULE 1 thereto (collectively, "Banks" and, individually, "Bank"), and KEYBANK NATIONAL ASSOCIATION, as agent for the Banks ("Agent"). Capitalized terms used herein and not otherwise defined herein that are defined in the Credit Agreement shall have the meanings ascribed to them in the Credit Agreement.

         2. ASSIGNMENT AND ASSUMPTION. Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases and assumes from Assignor, an interest in and to Assignor's rights and obligations under the Credit Agreement, effective as of the Assignment Effective Date (as hereinafter defined), equal to the percentage interest specified on ANNEX 1 hereto (hereinafter, "Assignee's Percentage") of Assignor's right, title and interest in and to (a) the Tranche B Commitment of Assignor as set forth on ANNEX 1 (hereinafter, "Assigned Amount"), (b) Assignee's interest in the Tranche B Loans made by Assignor and the Banks that are outstanding on the Assignment Effective Date, and (c) the Tranche B Note delivered to Assignor pursuant to the Credit Agreement (collectively, the Assigned Interest"). After giving effect to such sale and assignment and on and after the Assignment Effective Date, Assignee shall be deemed to have a "Commitment Percentage" with respect to the Tranche B Commitment under the Credit Agreement equal to the Commitment Percentage set forth in subparts I.C on ANNEX 1 hereto.

         3. ASSIGNMENT EFFECTIVE DATE. The Assignment Effective Date (the "Assignment Effective Date") shall be January 25, 2000 and shall by subject to receipt by Agent of this Assignment Agreement, including ANNEX 1 hereto, properly executed by Assignor and Assignee and accepted and consented to by Agent and, if necessary pursuant to the provisions of Section 10.10(A)(i) of the Credit Agreement, by Borrower. In connection with this Assignment, Borrower shall execute and deliver to Assignee a new Tranche B Note which reflects Assignee's Commitment Percentage with respect to the Tranche B Commitment after giving effect to this Assignment.

         4. PAYMENT OBLIGATIONS. In consideration for the sale and assignment of the Assigned Interest, Assignee shall pay to Assignor, on the Assignment Effective Date, an amount in Dollars equal to Assignee's Percentage of the principal amount then outstanding on the Tranche B Commitment. Any interest, fees and other payments accrued prior to the Assignment Effective Date with respect to the Assigned Amount shall be for the account of Assignor. Any interest, fees and other payments accrued on and after the Assignment Effective Date with respect to the Assigned Amount shall be for the account of Assignee. Each of

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  Assignor and Assignee agrees that it will hold in trust for the other party any interest, fees or other amounts that it may receive to which the other party is entitled pursuant to the preceding sentence and to pay to the other party any such amounts that such party may receive promptly upon receipt thereof.

         5. CREDIT DETERMINATION; LIMITATIONS ON ASSIGNOR'S LIABILITY. Assignee represents and warrants to Assignor, Borrower, Agent and the other Banks (a) that it is capable of making and has made and shall continue to make its own credit determinations and analysis based upon such information as Assignee deemed sufficient to enter into the transaction contemplated hereby and not based on any statements or representations by Assignor, (b) Assignee confirms that it meets the requirements to be an assignee as set forth in Section 10.10 of the Credit Agreement; (c) Assignee confirms that it is able to fund Assignee's portion of the Tranche B Loans as required by the Credit Agreement;
  (d) Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the Related Writings are required to be performed by it as a Bank thereunder; and (e) Assignee represents that it has reviewed each of the Loan Documents. It is understood and agreed that the assignment and assumption hereunder are made without recourse to Assignor and that Assignor makes no representation or warranty of any kind to Assignee and shall not be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of the Credit Agreement or any Related Writings, (ii) any representation, warranty or statement made in or in connection with the Credit Agreement or any of the Related Writings, (iii) the financial condition or creditworthiness of Borrower or any Guarantor of Payment, (iv) the performance of or compliance with any of the terms or provisions of the Credit Agreement or any of the Related Writings, (v) inspecting any of the property, books or records of Borrower, or (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans. Neither Assignor nor any of its officers, directors, employees, agents or attorneys shall be liable for any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans, the Credit Agreement or the Related Writings, except for its or their own bad faith or willful misconduct. Assignee appoints Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to Agent by the terms thereof.

         6. INDEMNITY. Assignee agrees to indemnify and hold Assignor harmless against any and all losses, cost and expenses (including, without limitation, attorneys' fees) and liabilities incurred by Assignor in connection with or arising in any manner from Assignee's performance or non-performance with respect to the Assigned Interest.

         7. SUBSEQUENT ASSIGNMENTS. After the Assignment Effective Date, Assignee shall have the right pursuant to Section 10.10 of the Credit Agreement to further assign the Assigned Interest, provided that (a) any such subsequent assignment does not violate any of the terms and conditions of the Credit Agreement, any of the Related Writings, or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Credit Agreement or any of the Related Writings has been obtained, (b) the assignee under such assignment from Assignee shall agree to assume all of Assignee's obligations hereunder in a manner satisfactory to Assignor and (c) Assignee is not thereby released from any of its obligations to Assignor hereunder.

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         8. REDUCTIONS OF AGGREGATE AMOUNT OF COMMITMENTS. If any reduction in the Tranche B Commitment occurs between the date of this Assignment Agreement and the Assignment Effective Date, the percentage of the Tranche B Commitment assigned to Assignee shall remain the percentage specified in Section 1 hereof and the dollar amount of the Commitment of Assignee shall be recalculated based upon the reduced Tranche B Commitment.

         9. ACCEPTANCE OF AGENT; NOTICE BY ASSIGNOR. This Assignment Agreement is conditioned upon the acceptance and consent of Agent and, if necessary pursuant to Section 10.10A of the Credit Agreement, upon the acceptance and consent of Borrower; provided, that the execution of this Assignment Agreement by Agent and, if necessary, by Borrower is evidence of such acceptance and consent.

         10. ENTIRE AGREEMENT. This Assignment Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

         11. GOVERNING LAW. This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Ohio.

         12. COUNTERPARTS. This Assignment Agreement may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

         13. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth under each party's name on the signature pages hereof.


                  [Remainder of page intentionally left blank.]


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         IN WITNESS WHEREOF, the parties hereto have executed this Assignment
  Agreement by their duly authorized officers as of the date first above written.

                                                              ASSIGNOR:

   Address:       10990 Wilshire Blvd. Suite 1125            THE BANK OF NEW YORK
                  Los Angeles, CA 90024

                  Attn: Jonathan Rollins                      By: /s/ Jonathan Rollins
                  Phone: (310) 996-8658                           --------------------
                  Fax:   (310) 996-8667                       Title: Vice President


                                                              ASSIGNEE:

   Address:       127 Public Square                           KEYBANK NATIONAL ASSOCIATION,
                  Cleveland, Ohio 44114                          as a Bank
                  Attn: Large Corporate Banking
                                                              By: /s/ J.T. Taylor
                                                                      ---------------------------
                                                                      J.T. Taylor, Vice President

   Accepted and Consented to this 24th day
   of January, 2000:

   KEYBANK NATIONAL ASSOCIATION,
   as Agent

   By: /s/ J.T. Taylor
       --------------------------------------
         J.T. Taylor, Vice President

   Accepted and Consented to this 24th day
   of January, 2000:

   STERIS CORPORATION

   By: /s/ Bill R. Sanford
       --------------------------------------
         Bill R. Sanford, Chairman of the
         Board, President, and Chief
         Executive Officer

   and: /s/Les C. Vinney
       --------------------------------------
         Les C. Vinney, Senior Vice President
         Finance and Operations, and Chief
         Financial Officer


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                                     ANNEX 1
                                       TO
                       ASSIGNMENT AND ACCEPTANCE AGREEMENT

         On and after January 25, 2000 (the "Assignment Effective Date"), the respective Tranche B Commitments of Assignee and Assignor, shall be as follows:


      I. ASSIGNEE'S TRANCHE B COMMITMENT

         A.       Amount of Assignee's Percentage of the Tranche
                  B Commitment Being Assigned ("Assignee's
                  Percentage")                                                         100%

         B.       Assigned Amount of Tranche B Commitment                       $13,125,000

         C.       Assignee's Commitment Percentage
                  with respect to the Tranche B Commitment
                  under the Credit Agreement after giving effect
                  to this Assignment                                                  28.75%

      II.ASSIGNOR'S TRANCHE B COMMITMENT

         A.       Assignor's Commitment Percentage
                  with respect to the Tranche B Commitment
                  under the Credit Agreement                                             0%

         B.       Assignor's Tranche B Commitment
                  under the Credit Agreement                                            $0


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